EXHIBIT 23


               CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Food Lion, Inc. on Form S-8 (File Nos.33-18796 and 33-18797) and Form S-3 (File Nos. 33-40457, 33-50037 and 33-
49620) of our report dated February 7, 1996, on our audits of the financial statements and financial statement of Food Lion, Inc.
as of December 30, 1995 and December 31, 1994, and for the fiscal years ended December 30, 1995, December 31, 1994, and January 1, 1994, which report is included in this Annual Report on Form 10-K.



                                        COOPERS & LYBRAND, L.L.P.

Charlotte, North Carolina
March 26, 1996